Exhibit 4.3

ACCESS MIDSTREAM PARTNERS, L.P.,

ACMP FINANCE CORP.

AND

THE GUARANTORS NAMED HEREIN

4.875% SENIOR NOTES DUE 2023

THIRD SUPPLEMENTAL INDENTURE AND AMENDMENT — SUBSIDIARY GUARANTEE

DATED AS OF APRIL 18, 2014

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

TRUSTEE

This THIRD SUPPLEMENTAL INDENTURE AND AMENDMENT – SUBSIDIARY GUARANTEE (this “Third Supplemental Indenture”), dated as of April 18, 2014, is among Access Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), ACMP Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuers, the guarantors party thereto and the Trustee entered into (i) the Second Supplemental Indenture, dated as of January 7, 2013 (the “Second Supplemental Indenture”), and (ii) the First Supplemental Indenture, dated as of December 19, 2012 (the “First Supplemental Indenture”), to an Indenture, dated as of December 19, 2012 (the “Base Indenture”, as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture with respect to the Notes (as defined herein), the “Indenture”), pursuant to which the Issuers have issued $1,400,000,000 in principal amount of 4.875% Senior Notes due 2023 (the “Notes”);

WHEREAS, Access Compression, L.L.C. is being added as a guarantor to the Indenture;

WHEREAS, Section 10.01(g) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture to add Guarantors without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the constituent documents of the Issuers and of the Guarantors necessary to make this Third Supplemental Indenture a valid instrument legally binding on the Issuers and the Guarantors, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

(i)

A) This Third Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

B) This Third Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.

(ii)

From this date, by executing this Third Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 11 thereunder, and subject to the limitations and release provisions therein.

(iii)

A) Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

B) Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Third Supplemental Indenture. This Third Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee makes no representation or warranty as to the validity or sufficiency of this Third Supplemental Indenture.

C) THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

D) The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first written above.

ACCESS MIDSTREAM PARTNERS, L.P.

By:	ACCESS MIDSTREAM PARTNERS GP, L.L.C.,
ITS GENERAL PARTNER

By:	/s/ J. Mike Stice
Name:	J. Mike Stice
Title:	Chief Executive Officer

ACMP FINANCE CORP.

By:	/s/ J. Mike Stice
Name:	J. Mike Stice
Title:	Chief Executive Officer

GUARANTORS
ACCESS MLP OPERATING, L.L.C.
BLUESTEM GAS SERVICES, L.L.C.
ACCESS MIDSTREAM GAS SERVICES, L.L.C.
OKLAHOMA MIDSTREAM GAS SERVICES, L.L.C.
TEXAS MIDSTREAM GAS SERVICES, L.L.C.
MAGNOLIA MIDSTREAM GAS SERVICES, L.L.C.
PONDER MIDSTREAM GAS SERVICES, L.L.C.
APPALACHIA MIDSTREAM SERVICES, L.L.C.
ACCESS PERMIAN MIDSTREAM, L.L.C.
ACCESS WEST TEXAS PROCESSING, L.L.C.
LOUISIANA MIDSTREAM GAS SERVICES, L.L.C.
UTICA GAS SERVICES, L.L.C.
ACCESS COMPRESSION, L.L.C.
MOCKINGBIRD MIDSTREAM GAS SERVICES, L.L.C.

By:	/s/ J. Mike Stice
Name:	J. Mike Stice
Title:	Chief Executive Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as TRUSTEE

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

[Signature Page to Third Supplemental Indenture and Amendment – 2023 Notes]